Exhibit 99.1

PowerSecure Reports Second Quarter Results
Revenue Accelerates, Business Diversification Continues, and
Recurring Revenue Reaches Record Levels
Wake Forest, N.C. — August 4, 2011 — PowerSecure International, Inc. (Nasdaq: POWR) today reported its second quarter 2011 results. Second quarter 2011 revenues were $30.2 million, which compares on a sequential basis to $23.7 million in the first quarter of 2011, and on a year-over-year basis to $29.7 million in the second quarter of 2010. Diluted earnings per share (“E.P.S.”) were $0.90, which compares on a sequential basis to $0.25 in the first quarter of 2011, and on a year-over-year basis to $0.07 in the second quarter of 2010. Diluted E.P.S. from continuing operations were $0.90 which compares on a sequential basis to ($0.05) in the first quarter of 2011, and on a year-over-year basis to $0.06 in the second quarter of 2010.
During the second quarter of 2011 the Company took actions to further enhance its core business focus and provide capital to invest in attractive high margin business opportunities (including its distributed generation recurring revenue projects). These actions included selling its ownership interest in its non-core WaterSecure business and initiating a plan to exit its PowerPackages business. In conjunction with the previously completed sale of its Southern Flow business in January of this year, these actions have provided the Company with $42 million of additional capital to fuel its growth strategy. The Company has invested $7.6 million of capital in recurring revenue distributed generation projects since the start of 2011. These investments have accelerated its recurring revenue business growth, with second quarter recurring revenue achieving a record-high level of $2.5 million, a 43% increase over the prior year’s second quarter, and a $10 million annualized revenue run-rate.
Sidney Hinton, CEO of PowerSecure, said, “Our second quarter results demonstrate our team’s success in building a strong utility-focused business with a diverse portfolio of products and services and growing recurring revenue streams. In fact, two significant second quarter accomplishments include recording the highest revenue quarter in our Company’s history for our Utility Infrastructure and our IES LED lighting divisions, with strong growth in the breadth of our products/services and customer base in each of these early stage businesses. The revenue acceleration we realized from the first to the second quarter, which was up 27%, drove continued diversity in our business, as our second quarter revenues consisted of 43% Distributed Generation, 38% Utility Infrastructure, and 19% Energy Efficiency products and services. The headline on the quarter is that our growth strategies are working, and the investments we have made to broaden our product offerings and customer base are developing nicely and provide us with a strong set of growth catalysts for the future. “
Mr. Hinton added, “We are also very pleased with the growth of our recurring revenue business, and the achievement of record distributed generation recurring revenue in our second quarter, which is now operating at a $10 million annualized run-rate. We have focused on building our portfolio of recurring revenue projects as an element of our overall strategy to enhance long-term shareholder value. This strategy has required the sacrifice of some near-term revenue and profit recognition, however, and the large amount of second quarter activity related to installing recurring revenue projects negatively impacted our revenue and gross margin by approximately $6.5 million and $2.3 million, respectively, as revenue from these projects will be recognized over their 5-15 year contract period. That said, we are very excited about the growth we are seeing in this very profitable business model, and believe it will have a positive impact on shareholder value as our portfolio of these projects continues to build.”

The Company’s second quarter results included revenue growth on a sequential and year-over-year basis of 27.4% and 1.6%, respectively. On a sequential basis, compared to the first quarter of 2011, Distributed Generation revenues increased 14.8%, Utility Infrastructure revenues increased 51.9%, and Energy Efficiency revenues increased 18.6%. On a year-over-year basis, compared to the second quarter of 2010, Distributed Generation revenues were lower by 27.7%, Utility Infrastructure revenues increased 91.1%, and Energy Efficiency revenues were lower by 1.4%.
The Company’s revenue gains were offset by lower second quarter gross margin as a percentage of revenue, which was 25.4% on a GAAP basis, and 31.0% on a Non-GAAP basis after adjusting for $1.7 million of charges related to the Company’s plan to exit its PowerPackages business (see Non-GAAP financial measures, below). This compares to 32.3% in the first quarter of 2011, and 32.7% in the second quarter of 2010. The lower second quarter gross margin was driven by the large number of recurring revenue distributed generation projects installed during the period, which resulted in lower amounts of revenue and profit recognized in the second quarter. Additionally, the lower gross margins were a result of the specific mix of projects completed in each period, and higher Utility Infrastructure revenues which generally carry lower margins.
Operating expenses for the second quarter of 2011 were $10.6 million on a GAAP basis, and $10.2 million on a Non-GAAP basis after adjusting for $0.4 million of charges related to the Company’s plan to exit its PowerPackages business (see Non-GAAP financial measures, below). This compares to $9.9 million in the first quarter of 2011, and $9.3 million in the second quarter of 2011. The year-over-year increase in operating expenses is due to “step-up investments” the Company has made to expand and grow each of its Interactive Distributed Generation, Utility Infrastructure, and Energy Efficiency businesses. These include expenses related to new product and customer development, engineering, personnel and equipment, as well as additional sales and marketing activities, and increases in depreciation from capital expenditures for recurring revenue distributed generation systems.
During the second quarter of 2011 the Company recognized a pre-tax gain of $21.8 million related to the sale of its WaterSecure investment, and recorded charges of $2.1 million related the PowerPackages exit plan (including $1.7 million in cost of sales, and $0.4 million in operating expense), each of which were recorded as components of continuing operations. The Company provided Non-GAAP Pro-forma results of operations to adjust for the WaterSecure gain and PowerPackages charges (see Non-GAAP financial measures, below). Adjusting for items, Non-GAAP diluted E.P.S. was $0.00 for the Company’s second quarter.
The Company’s revenue backlog stands at $147 million, representing revenue expected to be recognized after June 30, 2011, for periods including the third quarter of 2011 onward. This backlog figure includes $15 million of new business announced on July 13, 2011, and approximately $8 million of additional new business which the Company was awarded in late-July. The Company’s revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:

Revenue Backlog expected to be recognized after June 30, 2011

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$62 Million	3Q11 through 1Q12
Project-based Revenue — Long term	$17 Million	2Q12 through 2013
Recurring Revenue	$68 Million	3Q11 through 2019

Revenue Backlog expected to be recognized after June 30, 2011	$147 Million
Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the engineering fees, and service revenue, among others. Numbers may not add due to rounding.
Orders in the Company’s revenue backlog are subject to delay, deferral, acceleration, resizing, or cancellation from time to time. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.
The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its second quarter 2011 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-713-4205 (or 617-213-4862 if dialing internationally), and providing pass code 85448748. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on September 1, 2011. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 84742099. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities which are available through its EnergyLite business unit. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the effects of the sale of Southern Flow business and WaterSecure investment and the Company’s strategy of monetizing its non-core businesses on the Company’s financial condition and results of operations; the effects of exiting the Company’s PowerPackages business, including current and future charges related to the exit plan, and timing of the completion of the exit and wind-down activities; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenue	30,217	29,733	53,930	50,193
Cost of sales	22,547	20,000	38,601	32,351

Gross Profit	7,670	9,733	15,329	17,842

Operating expenses
General and administrative	8,509	7,326	16,428	13,788
Selling, marketing, and service	1,220	1,348	2,378	2,394
Depreciation and amortization	835	671	1,641	1,255

Total operating expenses	10,564	9,345	20,447	17,437

Operating income (loss)	(2,894)	388	(5,118)	405
Other income (expense)
Gain on sale of unconsolidated affiliate	21,786	0	21,786	0
Equity income from unconsolidated affiliate	548	807	1,559	1,837
Management fees from unconsolidated affiliate	114	142	282	296
Interest income and other income	22	23	42	53
Interest expense	(144)	(139)	(286)	(280)

Income (loss) before income taxes	19,432	1,221	18,265	2,311
Income tax benefit (provision)	(2,339)	(228)	(2,256)	(433)

Net income (loss) from continuing operations	17,093	993	16,009	1,878
Discontinued operations — income from operations (net of tax)	0	291	0	810
Discontinued operations — gain on sale (net of tax)	0	0	5,636	0

Net income (loss)	17,093	1,284	21,645	2,688
Net income attributable to noncontrolling interest	159	40	343	(147)

Net income (loss) attributable to PowerSecure International, Inc.	17,252	1,324	21,988	2,541

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	17,252	1,033	16,352	1,731
Income from discontinued operations (net of tax)	0	291	5,636	810

Net income (loss) attributable to PowerSecure International, Inc.	17,252	1,324	21,988	2,541

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.91	0.06	0.87	0.10

Diluted	0.90	0.06	0.86	0.10

Discontinued Operations
Basic	0.00	0.01	0.30	0.04

Diluted	0.00	0.01	0.29	0.04

Net Income
Basic	0.91	0.07	1.17	0.14

Diluted	0.90	0.07	1.15	0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,857	17,933	18,788	17,587

Diluted	19,146	18,566	19,113	18,136

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	June 30,	December 31,
ASSETS	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	36,148	8,202
Trade receivables, net of allowance for doubtful accounts	41,869	29,290
Assets of discontinued operations held for sale	0	12,183
Inventories	26,028	25,011
Current deferred income taxes	1,667	1,731
Prepaid expenses and other current assets	776	933

Total Current Assets	106,488	77,350

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	31,257	24,946
Furniture and fixtures	280	280
Land, building, and improvements	5,627	5,720

Total property, plant, and equipment at cost	37,164	30,946
Less accumulated depreciation and amortization	6,857	5,899

Property, plant, and equipment, net	30,307	25,047

OTHER ASSETS:
Goodwill	7,970	7,970
Deferred income taxes, net of current portion	154	1,244
Restricted annuity contract	2,341	2,306
Intangible rights and capitalized software, net of accum amort	1,853	1,942
Investment in unconsolidated affiliate	1,445	4,346
Other assets	287	324

Total other assets	14,050	18,132

TOTAL ASSETS	150,845	120,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	7,339	8,438
Accrued and other liabilities	14,618	10,986
Liabilities of discontinued operations held for sale	0	1,411
Current income taxes payable	989	251
Current unrecognized tax benefit	954	954
Current portion of capital lease obligations	818	796

Total current liabilitees	24,718	22,836

LONG-TERM LIABILITIES
Revolving Line of Credit	10,000	5,000
Capital lease obligations, net of current portion	3,233	3,647
Unrecognized tax benefit	749	749
Other long-term liabilities	2,182	1,053

Total long-term liabilities	16,164	10,449

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	190	187
Additional paid-in-capital	115,862	114,791
Accumulated deficit	(7,501)	(29,489)

Total PowerSecure International, Inc. stockholders’ equity	108,551	85,489
Noncontrolling Interest	1,412	1,755

Total stockholders’ equity	109,963	87,244

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	150,845	120,529

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Six Months Ended
	June 30,	June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	21,645	2,688
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of unconsolidated affiliate	(21,786)	0
Income from discontinued operations	(5,636)	(810)
Depreciation and amortization	1,641	1,255
Stock compensation expense	926	988
Distributions to noncontrolling interest shareholder	0	(877)
Loss on writedown or disposal of equipment	428	3
Deferred income taxes	1,154	0
Equity in income of unconsolidated affiliate	(1,559)	(1,837)
Distributions from unconsolidated affiliate	607	1,618
Changes in operating assets and liabilities, net of effect of acquisitons:
Trade receivables, net	(12,580)	(9,031)
Inventories	(1,016)	(5,440)
Other current assets and liabilities	895	578
Other noncurrent assets and liabilities	1,132	193
Accounts payable	(1,099)	1,952
Restructuring charges	0	(325)
Accrued and other liabilities	3,525	(411)

Net cash provided by (used in) continuing operations	(11,723)	(9,456)
Net cash provided by (used in) discontinued operations	0	956

Net cash provided by (used in) operating activities	(11,723)	(8,500)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(9,040)	(2,489)
Additions to intangible rights and software development	(268)	(432)
Acquisitions	0	(4,413)
Proceeds from sale of property, plant and equipment	0	6
Proceeds from sale of unconsolidated affiliate	25,610	0
Proceeds from sale of discontinued operations	16,515	0
Discontinued operations investing activities	0	(63)

Net cash provided by (used in) investing activities	32,817	(7,391)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	5,000	0
Proceeds from sale-leaseback transactions	2,097	0
Payments on capital lease obligations	(393)	(373)
Proceeds from stock option and warrant exercises, net of shares tendered	148	69

Net cash provided by (used in) financing activities	6,852	(304)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,946	(16,195)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,202	20,169

CASH AND CASH EQUIVALENTS AT END OF PERIOD	36,148	3,974

Non-GAAP Pro-forma Financial Measures:
Our references to our second quarter 2011 “Non-GAAP Pro-forma” financial measures of revenue, gross profit, gross margin as a percentage of revenue, operating expenses, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S. discussed above and shown below constitute non-GAAP financial measures. They refer to our GAAP results, adjusted to show our results 1) without the gain on the sale of the WaterSecure investment (identified in our financial statements as our unconsolidated affiliate), 2) without the charges related to the write-down of assets in conjunction with our plan to exit our PowerPackages business, and 3) after allocating the tax expense incurred in our second quarter to each of the elements of our Non-GAAP Pro-forma reconciliation utilizing the third quarter of 2011’s effective tax rate, reflecting that virtually all of our tax net operating loss carry forwards (“NOL’s”) will be utilized as a result of the gain on the sale of our WaterSecure business.
We believe providing non-GAAP measures which show our pro-forma results with these items adjusted is a valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our second quarter 2011 operating performance with the same consistent financial context as the business was managed and evaluated throughout the 2011 fiscal year. Additionally, because our WaterSecure business was sold in June, 2011, and our PowerPackages exit plan was also initiated in June, 2011, these Non-GAAP Pro-forma measures are not indicative of our current or future results.
We believe these Non-GAAP Pro-forma measures also provide meaningful information to investors in terms of enhancing their understanding of our second quarter 2011operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis with the way it was reported and evaluated throughout 2011. These Non-GAAP Pro-forma measures also correspond with the way the majority of analysts’ current financial estimates are calculated. Our Non-GAAP Pro-forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.

PowerSecure International, Inc.
Non-GAAP Pro-forma Financial Measures
Results of Operations Excluding WaterSecure Gain on Sale and PowerPackages Exit Plan Charges

		Adjustments for WaterSecure Gain on Sale,
		and PowerPackages Exit Plan Charges
	As Reported	WaterSecure	PowerPackages	Pro-forma
	2Q11	Gain on Sale	Charges	2Q11
Revenue	30,217			30,217
Cost of sales	22,547		(1,692)	20,855

Gross Profit	7,670	0	1,692	9,362

Gross Profit % Revenue	25.4%			31.0%
Operating expenses
General and administrative	8,509		(383)	8,126
Selling, marketing, and service	1,220			1,220
Depreciation and amortization	835			835

Total operating expenses	10,564	0	(383)	10,181

Operating income (loss)	(2,894)	0	2,075	(819)
Other income (expense)
Gain on sale of unconsolidated affiliate	21,786	(21,786)		0
Equity income from unconsolidated affiliate	548			548
Management fees from unconsolidated affiliate	114			114
Interest income and other income	22			22
Interest expense	(144)			(144)

Income (loss) before income taxes	19,432	(21,786)	2,075	(279)
Income tax benefit (provision)	(2,339)	2,622	(250)	34

Net income (loss) from continuing operations	17,093	(19,164)	1,825	(245)
Discontinued operations — income from operations (net of tax)	0	0	0	0
Discontinued operations — gain on sale (net of tax)	0	0	0	0

Net income (loss)	17,093	(19,164)	1,825	(245)
Net income attributable to noncontrolling interest	159			159

Net income (loss) attributable to PowerSecure International, Inc.	17,252	(19,164)	1,825	(86)

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	17,252	(19,164)	1,825	(86)
Income from discontinued operations (net of tax)	0	0	0	0

Net income (loss) attributable to PowerSecure International, Inc.	17,252	(19,164)	1,825	(86)

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.91	(1.02)	0.10	0.00

Diluted	0.90	(1.00)	0.10	0.00

Discontinued Operations
Basic	0.00	0.00	0.00	0.00

Diluted	0.00	0.00	0.00	0.00

Net Income
Basic	0.91	(1.02)	0.10	0.00

Diluted	0.90	(1.00)	0.10	0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,857	0	0	18,857

Diluted	19,146	0	0	19,146

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